Exhibit 23.2
                              Accountants' Consent


The Board of Directors
Harbor Florida Bancorp, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes as of October 1, 1993.


                                          /s/ KPMG Peat Marwick L.L.P.
                                          ----------------------------
                                          KPMG Peat Marwick L.L.P.

West Palm Beach, Florida
October 2, 1997